Execution Copy

WAIVER, AMENDMENT AND EXCHANGE AGREEMENT

THIS WAIVER, AMENDMENT AND EXCHANGE AGREEMENT, dated as of September 9, 2011 (this “Agreement”), is made by and between Ener1, Inc., a Florida corporation (the “Company”), and the security holder signatory hereto (the “Holder”).  Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Securities Purchase Agreements (as defined below).  The effectiveness of this Agreement is conditioned upon the Company and each of the other security holders listed on Schedule A (the “Other Holders”) executing the Other Agreements (as defined below).

WHEREAS, the Company and the Holder are party to a Securities Purchase Agreement dated September 2, 2010 (the “First Securities Purchase Agreement”) and/or a Securities Purchase Agreement dated December 31, 2010 (the “Second Securities Purchase Agreement”; collectively, with the First Securities Purchase Agreement, the “Securities Purchase Agreements”);

WHEREAS, pursuant to the First Securities Purchase Agreement, on September 7, 2010 the Company issued to the Holder the aggregate principal amount of senior unsecured notes set forth opposite the Holder’s name on Schedule A attached hereto (the “Original September Notes”) and one or more warrants to purchase Common Stock of the Company set forth opposite the Holder’s name on Schedule A attached hereto (the “Original September Warrants”);

WHEREAS, pursuant to the Second Securities Purchase Agreement, on December 31, 2010 the Company issued to the Holder the aggregate principal amount of senior unsecured notes set forth opposite the Holder’s name on Schedule A attached hereto (the “Original December Notes”, and together with the Original September Notes, the “Original Notes”) and one or more warrants to purchase Common Stock of the Company set forth opposite the Holder’s name on Schedule A attached hereto (the “Original December Warrants”, and together with the Original September Warrants, the “Original Warrants”);

WHEREAS, the Company (i) has failed to comply with a certain cash maintenance covenant contained in Section 4.1(l) of each of the Original Notes (such covenant, the “Cash Maintenance Covenant”), and (ii) is currently restating certain of its financial statements to amend the accounting for its transactions with Think Holdings, AS and Think Global, AS (the “Restatement”);

WHEREAS, the failure and inability of the Company to comply with the Cash Maintenance Covenant and the Company’s Restatement has resulted in an Event of Default under the Original Notes and certain breaches of the other Transaction Documents (the “Default”);

WHEREAS, in order to induce the Holder to waive the Default with respect to the Original September Notes, subject to the terms of this Agreement, the Company has offered to exchange the Holder’s Original September Note for (i) (x) a note in the form attached hereto as Exhibit “A” having the principal amount and accrued interest set forth opposite the Holder’s name on Schedule A (the “Tranche A September Note”), and (y) a note in the form attached hereto as Exhibit “B” having the principal amount and accrued interest set forth opposite the Holder’s name on Schedule A (the “Tranche B September Note,” and together with the Tranche A September Notes, collectively, the “Exchanged September Notes”), which shall be convertible into Common Stock (as converted, collectively, the “Exchanged September Conversion Shares”), and (ii) a new warrant to purchase Common Stock of the Company in the form attached hereto as Exhibit “C” (the “Exchanged Warrants”).  The number of shares of Common Stock issuable upon exercise of the Exchanged Warrants (as exercised, collectively, the “Exchanged Warrant Shares”) will be as set forth opposite the Holder’s name on Schedule A.

WHEREAS, in order to induce the Holder to waive the Default with respect to the Original December Notes, subject to the terms of this Agreement, the Company has offered to exchange the Holder’s Original December Note for (i) a note in the form attached hereto as Exhibit “B” (the “Tranche B December Note”; and together with the Exchanged September Notes, the “Exchanged Notes”) having the principal amount and accrued interest set forth opposite the Holder’s name on Schedule A, which Exchanged December Notes shall be convertible into Common Stock (as converted, collectively, the “Exchanged December Conversion Shares”, and together with the Exchanged September Conversion Shares, the “Exchanged Conversion Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Exchange of Original Notes.

1.1         Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 8.1 and 8.2 below, on the Closing Date (as defined below), the Holder shall surrender to the Company the Holder’s Original Notes and the Company shall issue and deliver to the Holder the Exchanged Notes and the Exchanged Warrant, each in the amounts set forth opposite the Holder’s name on Schedule A attached hereto (the “Closing”).

1.2         Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 8.1 and 8.2 below (or such earlier or later date as is mutually agreed to by the Company and the Holder).  The Closing shall occur on the Closing Date at such place as the parties may agree.

1.3         Delivery.  On the Closing Date, the Company shall deliver to the Holder (A) the Exchanged Notes, each in the principal amount set forth opposite the Holder’s name on Schedule A attached hereto, and (B) the Exchanged Warrants exercisable for the number of shares of Common Stock set forth opposite the Holder’s name on Schedule A attached hereto.  All of the foregoing securities shall be delivered in each case duly executed on behalf of the Company and registered in the name of the Holder or its designee.

1.4         Purchase Price.  The Exchanged Notes and the Exchanged Warrants shall be issued to the Holder in exchange for the Holder’s Original Notes as set forth above and without the payment of any additional consideration.

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1.5           Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchanged September Notes (including the corresponding Exchanged Conversion Shares) and the Exchanged Warrants (including the corresponding Exchanged Warrant Shares) may be tacked onto the holding period of the Original September Notes and the holding period of the Exchanged December Notes (including the corresponding Exchanged Conversion Shares) may be tacked onto the holding period of the Original December Notes, and the Company agrees not to take any position contrary to this Section 1.5.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions required by its transfer agent or otherwise, necessary to (i) issue the Exchanged September Conversion Shares and Exchanged Warrant Shares upon conversion, amortization or exercise after the date hereof without restriction and not containing any restrictive legends without the need for any action by the Holder, (ii) issue the Exchanged December Conversion Shares upon conversion, amortization or exercise after December 31, 2011 without restriction and not containing any restrictive legends without the need for any action by the Holder and (iii) remove any restrictive legends from the Exchanged Notes, Exchanged Conversion Shares, Exchanged Warrants and/or Exchanged Warrant Shares after such applicable dates and/or upon any sales pursuant to Rule 144.

2.           Amendment to Warrants.

2.1           Each Original Warrant is hereby amended so that its exercise price is $0.3752, subject to adjustment as provided therein.  The number of Warrant Shares for which such Original Warrant is exercisable will not be adjusted as a result of the foregoing reduction in exercise price.

2.2           Each Original Warrant is hereby amended by inserting the following sentence after the penultimate sentence in Section 2(a) of such warrant:

“Notwithstanding the foregoing, if the Post-Closing Equity Financing (as defined in the Waiver, Amendment and Exchange Agreement, dated as of September 9, 2011, between the Company and the Holder) and/or any warrants issued therewith constitutes a Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price for such Dilutive Issuance.”

2.3           Each Original Warrant is hereby amended by amending and restating the definition of Fundamental Transaction in Section 16(k) of such warrant:

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"(k)           "Fundamental Transaction" means that (i) the Company shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Boris Zingarevich and his Affiliates, so long as he and his Affiliates collectively beneficially own less than 70% of the aggregate voting power of the Company) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (iii) Boris Zingarevich together with his Affiliates shall beneficially own 70% or more of the aggregate voting power of the Company."

2.4         Notwithstanding any requirement in the Original Warrants to reserve a specified number of Warrant Shares (as defined in the Original Warrants), the Company shall not be required to reserve such number of shares of Common Stock on or prior to the Authorization Date (as defined below ), but instead shall be required as of the date hereof and until the Authorization Date to have not less than 5,000,000 shares of Common Stock authorized and reserved for the issuance of shares of Common Stock upon exercise of the Original Warrants and the Exchanged Warrants. This provision shall have not any force or effect after the Authorization Date.

3.           Amendments to Transaction Documents.

3.1         Except as otherwise expressly provided herein, the Original Securities Purchase Agreements and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Original Securities Purchase Agreements to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreements shall mean the Original Securities Purchase Agreement as amended by this Agreement and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the applicable Original Securities Purchase Agreement as amended by this Agreement.

3.2         From and after the Closing, each of the Transaction Documents are hereby amended as follows:

(i)           All references to “Notes” shall be amended to include additionally the applicable Exchanged Notes as defined in this Agreement.

(ii)          All references to “Stock Amortization Shares” shall be amended to include additionally the applicable Exchanged Conversion Shares as defined in this Agreement.

(ii)          All references to “Warrants” shall be amended to include additionally the Exchanged Warrants as defined in this Agreement.

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(iii)         All references to “Warrant Shares” shall be amended to include additionally the Exchanged Warrant Shares as defined in this Agreement.

(iv)        The defined term “Transaction Documents” is hereby amended to include this Agreement, the Exchanged Notes and the Exchanged Warrants.

(v)         The defined term “Securities” is hereby amended to include, the applicable Exchanged Notes and Exchanged Conversion Shares and the Exchanged Warrants and the Exchanged Warrant Shares.

4.           Waiver of Defaults.  Effective on the Closing Date and subject to the subsequent satisfaction of each of the Waiver Conditions (as defined below), the Holder hereby waives the Default.  Except with respect to the Default, the Holder has not waived any defaults or Events of Default which may occur after the date hereof, and nothing contained herein shall be deemed or constitute any such waiver.  Except as provided in this Agreement, the Holder reserves the right, in its discretion, to exercise any or all rights or remedies under the Transaction Documents, applicable law and otherwise as a result of any defaults or Events of Default, and the Holder has not waived any of such rights or remedies and nothing in this Agreement, and no delay on the Holder’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.  In the event any of the Waiver Conditions are not satisfied, the foregoing waiver shall be null and void at initio without any action on the part of the Holder.  As used herein “Waiver Conditions” means

(i)           the Restatement shall have been completed and publicly announced on or before October 31, 2011, and the Company shall have used its best efforts to receive on or before October 31, 2011 an unqualified audit opinion from its auditors, which, for the avoidance of doubt, does not contain any “going concern” language;

(ii)          on or before 9:00 a.m. New York City time on October 31, 2011, on terms reasonably acceptable to the Holder, Bzinfin S.A. (“Bzinfin”) and/or any other investors shall have entered into a new equity financing arrangement with the Company providing a commitment of not less than $40 million of financing to the Company (the “Post-Closing Equity Financing”);

(iii)         the Company shall, on or before November 30, 2011 (the "Authorization Date"), have taken and obtained all requisite corporate actions and approvals to have duly authorized and reserved for issuance a number of Common Shares equaling or exceeding the sum of (A) the greater of (1) the maximum number of Common Shares issuable under the Exchanged Notes assuming all then remaining Installment Amounts (as defined therein) are paid in Common Shares and assuming a Stock Payment Price (as defined in the Exchanged Notes) of $0.90 per share, subject to adjustment as provided therein and (2) the maximum number of Common Shares issuable upon the full conversion of the Notes using the Conversion Price in effect immediately prior to the submission to the Commission of the information statement relating to such increase in authorized capital; and in each case, without giving effect to any limitations on beneficial ownership of Common Shares contained in such notes, and (B) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Original Warrants and the Exchanged Warrants in their entirety at the exercise price in effect immediately prior to the submission to the Commission of the information statement relating to such increase in authorized capital, and without giving effect to any limitations on beneficial ownership of Common Shares contained in such warrants;

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(iv)        on or before 5:00 pm, New York time, September 14, 2011, Bzinfin, S.A. shall have subordinated its Line of Credit Agreement to the Exchanged Notes, and shall have agreed to a lock-up letter regarding the exercise of its outstanding warrants and conversion of its convertible debt; in each case, on terms reasonably acceptable to the Holder; and

(v)         to the extent the Company intends to repay all or any of the October 1, 2011 Installment Amount under the Tranche A September Notes in stock, the Company shall have delivered to each Holder, on or before 5:00 pm, New York time, September 12, 2011, all of the Special Installment Advance Shares (as defined in the Tranche A September Notes) required to be delivered to such Holder for the October 1, 2011 Installment Date.

5.           Representations of the Company.

5.1           Company Bring Down.  Except as set forth on the Schedule of Exceptions attached hereto (the “Exceptions”), the Company represents and warrants to the Holder as set forth in Section 2.1 of the Securities Purchase Agreements as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except to the extent such representation or warranty by nature speaks only as of a date certain.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1.2 above, and references to “the date hereof” being deemed references to the date of this Agreement.

5.2           No Event of Default.  The Company represents and warrants to the Holder that after giving effect to the terms of this Agreement and the Other Agreements, no Event of Default (as defined in the Original Notes) shall have occurred and be continuing as of the date hereof.

5.3           Minimum Number of Authorized Shares.  The Company has authorized and reserved at least (i) 45,000,000 shares of Common Stock for issuance of shares of Common Stock upon conversion of the Tranche A September Notes and (ii) 5,000,000 shares of Common Stock for issuance for issuance of shares of Common Stock upon exercise of the Exchanged Warrants and Original Warrants.

6.           Representations of the Holder. The Holder hereby represents and warrants to the Company that (i) the Holder has the requisite company and/or partnership power and authority to enter into this Agreement; (ii) all company and/or partnership action on the part of the Holder by its officers, directors, managers, members, partners and shareholders necessary for the authorization, execution and delivery of, and the performance by the Holder of its obligations in connection with this Agreement have been taken; (iii) this Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity; and (iv) the Holder is an “accredited investor” (as defined in Rule 501 of Regulation D).

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7.           Form 8-K Filing.  On or before 9:00 am New York time on September 12, 2011 (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K which such Form 8-K shall (i) describe the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act, unless already publicly disclosed in a prior Current Report on Form 8-K and (ii) disclose all other material, non-public information received by the Holder from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents prior to the 8-K Filing Time, if any (the “8-K Filing”).  Immediately after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  From and after the 8-K Filing Time, the Company covenants and agrees that neither it nor any other person or entity acting on its behalf will provide the Holder or its agents or counsel with any information that the Company believes constitutes material non-public information without the Holder’s consent.  The Company understands and confirms that the Holder shall be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company, and based on such covenant and agreement, unless otherwise expressly agreed in writing by the Holder: (i) the Holder does not have any obligation of confidentiality with respect to any information that the Company provides to the Holder; and (ii) the Holder shall not be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if the Holder engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales and/or any derivative transactions based on securities of the Company while in possession of such material non-public information.  In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or each of its respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Holder shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.  Without the prior written consent of the Holder, and except as required by applicable law or regulation, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise.

8.           Conditions to Closing.

8.1         Conditions to Company’s Obligations Hereunder.  The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i)           The Holder shall have executed this Agreement and delivered the same to the Company.

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(ii)          The Holder shall have delivered to the Company the Holder’s Original Notes for cancellation.

(iii)        The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(iv)        No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.2         Conditions to Holder’s Obligations Hereunder.  The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have duly executed and delivered this Agreement to the Holder.

(ii)          The Company shall have duly executed and delivered to the Holder the Exchanged Notes and Exchanged Warrants.

(iii)         The Holder shall have received an opinion of counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Holder.

(iv)         Each of the Other Holders shall have (i) executed agreements identical to this Agreement (the “Other Agreements”), (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Original Notes for the Exchanged Notes and Exchanged Warrants.

(v)          The representations and warranties of the Company in this Agreement and the other Transaction Documents (as modified by the Exceptions as of the date hereof) shall be true and correct in all respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.

(vi)        The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(vii) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Market from trading on the Principal Market nor, except as disclosed in the Exceptions, shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.  The Exchanged Warrant Shares and the Exchanged Conversion Shares shall have been approved for listing on the Principal Market, subject only to official notice of issuance.

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(viii)      No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(ix)         No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(x)          The Company shall have delivered to such Purchaser a certificate, signed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by its board of directors approving the transactions contemplated hereby, (ii) its charter, as in effect at the Closing Date, (iii) its bylaws, as in effect at the Closing Date, and (iv) the authority and incumbency of the officers executing this Agreement, the Notes or any other documents required to be executed or delivered in connection therewith.

(xi)         The Company shall have delivered to such Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and performance of covenants as of the Closing Date.

(xii)        No change having a Material Adverse Effect shall have occurred since the date of this Agreement.

9.           Termination.  In the event that the Closing does not occur on or before 11:59 pm, New York City time, on September 11, 2011, due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 8.1 and 8.2 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 9, the Company shall remain obligated to reimburse the Holder for the expenses described in Section 15 below.  Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

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10.         Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12.         Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be made in accordance with the applicable Securities Purchase Agreement.

13.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by e-mail or facsimile transmission.

14.         Headings.  The headings in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.         Expenses.  The Company shall reimburse the Holder for all costs and expenses reasonably incurred by the Holder in connection with the negotiation, drafting and execution of this Agreement and the transactions contemplated hereby.  The Company shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

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16.         Entire Agreement; Amendments.  Except for the Transaction Documents and the First Waiver and Amendment Agreement (to the extent any such Transaction Document or the First Waiver and Amendment Agreement is not amended by this Agreement), this Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Holder. Any waiver or consent given by a party shall be in writing and shall be effective only in the specific instance and for the specific purpose for which given.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to the Holder.  The Company has not, directly or indirectly, made any agreements with any of the Purchasers listed in the Securities Purchase Agreements relating to the terms or conditions of the transactions contemplated by this Agreement on terms more favorable, in form or substance, than those offered in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ENER1, INC.

By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Liberty Harbor Special Investments, LLC  By: Goldman Sachs Asset Management, L.P.

Signature of Authorized Signatory of Holder: /s/ Brendan McGovern

Name of Authorized Signatory: Brendan McGovern

Title of Authorized Signatory: Managing Director

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Goldman Sachs Palmetto State Credit Fund, L.P. By: Goldman Sachs Asset Management, L.P.

Signature of Authorized Signatory of Holder: /s/ Brendan McGovern

Name of Authorized Signatory: Brendan McGovern

Title of Authorized Signatory: Managing Director

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Whitebox Credit Arbitrage Partners, L.P.

Signature of Authorized Signatory of Holder: /s/ Mark Strefling

Name of Authorized Signatory: Mark Strefling

Title of Authorized Signatory: CLO

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Pandora Select Partners, L.P.

Signature of Authorized Signatory of Holder: /s/ Mark Strefling

Name of Authorized Signatory: Mark Strefling

Title of Authorized Signatory: CLO

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Whitebox Concentrated Convertible Arbitrage Partners, L.P.

Signature of Authorized Signatory of Holder: /s/ Mark Strefling

Name of Authorized Signatory: Mark Strefling

Title of Authorized Signatory: CLO

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Whitebox Multi Strategy Partners, L.P.

Signature of Authorized Signatory of Holder: /s/ Mark Strefling

Name of Authorized Signatory: Mark Strefling

Title of Authorized Signatory: CLO

[HOLDER SIGNATURE PAGES TO WAIVER,
AMENDMENT AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  Whitebox Special Opportunities Fund LP, Series B

Signature of Authorized Signatory of Holder: /s/ Mark Strefling

Name of Authorized Signatory: Mark Strefling

Title of Authorized Signatory: CLO

Schedule A to
Waiver, Amendment and Exchange Agreement

Schedule of Holders

Holder	Address and Contact Information	Original Principal Amount and Dates of Issuance of Original Notes and Warrants	Principal Amount of New Notes and New Warrants Received in Exchange for the Original Notes
Liberty Harbor Special Investments, LLC	c/o Goldman Sachs Asset Management 1 American Lane Greenwich, CT 06831 Facsimile: (203)-983-2521 Telephone: (203)-983-2506 E-mail: thomas.secor@gs.com	$35,000,000 issued on September 7, 2010 FSS-09 issued on September 7, 2010	To Be Received in Exchange for September Note: $18,620,000 Tranche A Note $5,880,000 Tranche B Note 891,214 New Warrants
		$15,925,000 issued on December 31, 2010 FSS-01A issued on December 31, 2010	To Be Received in Exchange for December Note: $12,740,000 Tranche B Note
Goldman Sachs Palmetto State Credit Fund, L.P.	c/o Goldman Sachs Asset Management 1 American Lane Greenwich, CT 06831 Facsimile: (203)-983-2521 Telephone: (203)-983-2506 E-mail: thomas.secor@gs.com com	$5,000,000 issued on September 7, 2010 FSS-02 issued on September 7, 2010	To Be Received in Exchange for September Note: $2,660,000 Tranche A Note $840,000 Tranche B Note 127,316 New Warrants
		$2,275,000 issued on December 31, 2010 FSS-02A issued on December 31, 2010	To Be Received in Exchange for December Note: $1,820,000 Tranche B Note
Whitebox Multi Strategy Partners, L.P.	c/o Whitebox Advisors LLC 3033 Excelsior Boulevard Suite 300 Minneapolis MN 55416 United States Attention: Dan Philp Mark Strefling, CLO Telephone: (612) 253-6084 E-mail: dphilp@whiteboxadvisors.com	$6,500,000 issued on September 7, 2010 FSS-03 issued on September 7, 2010	To Be Received in Exchange for September Note: $3,453,667 Tranche A Note $1,096,333 Tranche B Note 165,304 New Warrants
		$2,946,667 issued on December 31, 2010 FSS-03A issued on December 31, 2010	To Be Received in Exchange for December Note: $2,357,334 Tranche B Note

Whitebox Concentrated Convertible Arbitrage Partners, L.P.	c/o Whitebox Advisors LLC 3033 Excelsior Boulevard Suite 300 Minneapolis MN 55416 United States Attention: Dan Philp Mark Strefling, CLO Telephone: (612) 253-6084 E-mail: dphilp@whiteboxadvisors.com	$3,000,000 issued on September 7, 2010 FSS-04 issued on September 7, 2010	To Be Received in Exchange for September Note: $1,594,000 Tranche A Note $506,000 Tranche B Note 76,294 New Warrants
		1,360,000 issued on December 31, 2010 FSS-04A issued on December 31, 2010	To Be Received in Exchange for December Note: $1,088,000 Tranche B Note
Pandora Select Partners, L.P.	c/o Whitebox Advisors LLC 3033 Excelsior Boulevard Suite 300 Minneapolis MN 55416 United States Attention: Dan Philp Mark Strefling, CLO Telephone: (612) 253-6084 E-mail: dphilp@whiteboxadvisors.com	$2,500,000 issued on September 7, 2010 FSS-05 issued on September 7, 2010	To Be Received in Exchange for September Note: $1,328,333 Tranche A Note $421,667 Tranche B Note 63,578 New Warrants
		$1,133,333 issued on December 31, 2010 FSS-05A issued on December 31, 2010	To Be Received in Exchange for December Note: $906,666 Tranche B Note
Whitebox Credit Arbitrage Partners, L.P	c/o Whitebox Advisors LLC 3033 Excelsior Boulevard Suite 300 Minneapolis MN 55416 United States Attention: Dan Philp Mark Strefling, CLO Telephone: (612) 253-6084 E-mail: dphilp@whiteboxadvisors.com	$2,000,000 issued on September 7, 2010 FSS-06 issued on September 7, 2010	To Be Received in Exchange for September Note: $1,062,667 Tranche A Note $337,333 Tranche B Note 50,863 New Warrants
		$906,667 issued on December 31, 2010 FSS-06A issued on December 31, 2010	To Be Received in Exchange for December Note: 725,334 Tranche B Note
Whitebox Special Opportunities Fund LP, Series B	c/o Whitebox Advisors LLC 3033 Excelsior Boulevard Suite 300 Minneapolis MN 55416 United States Attention: Dan Philp Mark Strefling, CLO Telephone: (612) 253-6084 E-mail: dphilp@whiteboxadvisors.com	$1,000,000 issued on September 7, 2010 FSS-07 issued on September 7, 2010	To Be Received in Exchange for September Note: $531,333 Tranche A Note $168,667 Tranche B Note 25,431 New Warrants
		$453,333 issued on December 31, 2010 FSS-07A issued on December 31, 2010	To Be Received in Exchange for December Note: $362,666 Tranche B Note